UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2015

Date of Report (Date of earliest event reported)

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street

Suite 1200

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)  Departure of Directors or Certain Officers

On June 18, 2015, Paul F. Gallagher, Executive Vice President and Chief Investment Officer of HCP, Inc. (the “Company”), and the Company entered into a Separation, Consulting and General Release Agreement (the “Separation Agreement”) pursuant to which Mr. Gallagher’s employment with the Company will terminate effective June 30, 2015 (the “Separation Date”).  To promote a smooth transition, Mr. Gallagher has agreed to provide certain consulting services to the Company until March 15, 2016 (the “Consulting Term”).

Under the Separation Agreement, Mr. Gallagher will receive the following consideration for consulting services during the Consulting Term: (1) a consulting fee of $150,000 per month payable in monthly installments during the Consulting Term; and (2) a bonus in the amount of $250,000, payable at the end of the Consulting Term and conditioned upon his execution of a supplemental release to be entered into with the Company.  In addition, Mr. Gallagher will receive the following consideration under the Separation Agreement: (1) a lump sum cash payment of $1,700,000 on the Separation Date; (2) a lump sum cash payment of $50,000 to reimburse Mr. Gallagher for the estimated premiums for 24 months of COBRA continuation coverage; and (3) continued directors’ and officers’ insurance coverage for six years following the Separation Date under the Company’s existing or successor policy.  Generally, the equity awards granted to Mr. Gallagher will vest and remain exercisable subject to and in accordance with their applicable terms, except that Mr. Gallagher will receive an additional two years of vesting credit in respect of his 2015 performance-based restricted stock units.  Mr. Gallagher will also receive a lump sum cash payment of $333,334 on the Separation Date in consideration of his providing the Company an ADEA release.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On June 18, 2015, the Company issued a press release announcing the resignation of Mr. Gallagher.  The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information disclosed under this Item 7.01, including the text of the press release attached as Exhibit 99.1 hereto, is being furnished to the Securities and Exchange Commission (“SEC”) and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits.  The following exhibits are being filed herewith:

No.	Description
10.1	Separation, Consulting and General Release Agreement, dated as of June 18, 2015, by and between the Company and Paul F. Gallagher
99.1	Press Release, dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 18, 2015

HCP, Inc.

By:	/s/ Timothy M. Schoen
Timothy M. Schoen,
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

No.	Description
10.1	Separation, Consulting and General Release Agreement, dated as of June 18, 2015, by and between the Company and Paul F. Gallagher
99.1	Press Release, dated June 18, 2015